UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2023

PagerDuty, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California 94103
(Address of Principal Executive Offices, including zip code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.
Indenture and Notes
On October 13, 2023, PagerDuty, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $402.5 million aggregate principal amount of 1.50% Convertible Senior Notes due 2028 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase up to an additional $52.5 million principal amount of the Notes. The Notes were issued pursuant to an indenture, dated October 13, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.
The Notes are general senior, unsecured obligations of the Company and will mature on October 15, 2028, unless earlier converted, redeemed or repurchased. The Notes bear interest at a rate of 1.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding June 15, 2028, only under the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 31, 2024 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.000005 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after June 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture.
The conversion rate for the Notes will initially be 36.5647 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $27.35 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 27.5% to the last reported sale price of the Common Stock on the New York Stock Exchange on October 10, 2023. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.
The Company may not redeem the Notes prior to October 20, 2026. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after October 20, 2026 and prior to the 61st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:
•default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;
•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for one business day;
•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•failure by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture for 60 days after written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $45,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.
If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, declare the principal of, and accrued and unpaid interest on, all of the then-outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any additional interest that may accrue as a result of a registration default (as set forth in the Indenture).
The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.
A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
Proceeds
The net proceeds from the Offering were approximately $390.4 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $55.1 million of the net proceeds to pay the cost of the capped call transactions described below. In addition, the Company used approximately $224.5 million of the net proceeds from the Offering to repurchase for cash $230.0 million in aggregate principal amount of its 1.25% Convertible Senior Notes due 2025 (the “2025 Notes”), including accrued and unpaid interest, concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates (the “note repurchase transactions”) and used approximately $50.0 million of the net proceeds from the Offering to repurchase for cash shares of the Common Stock from purchasers of Notes in the Offering at a purchase price per share equal to the last reported sale price per share of the Common Stock on October 10, 2023, which was $21.45 per share, concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers or one of its affiliates (the “share repurchase transactions”). The Company intends to use the remainder of the net proceeds for working capital or other general corporate purposes, which may include potential acquisitions and strategic transactions.
Capped Call Transactions
On October 10, 2023, in connection with the pricing of the Notes, and on October 12, 2023, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce potential dilution to Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to approximately $42.90 per share (which represents a premium of 100% over the last reported sale price of the Common Stock on the New York Stock Exchange on October 10, 2023), and is subject to certain adjustments under the terms of the capped call transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated October 10, 2023 by and among the Company and the initial purchasers. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 18,764,550 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 46.6200 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 8.01 Other Events.
Irrevocable Election of Settlement of the 2025 Notes
On October 13, 2023, the Company provided a written notice to the trustee and the noteholders of the 2025 Notes that it has irrevocably elected to fix the settlement method to a combination of cash and shares of Common Stock with the specified dollar amount per $1,000 principal amount of the 2025 Notes of at least $1,000. As a result, for conversions of 2025 Notes for which the relevant conversion date occurs subsequent to October 13, 2023, a converting noteholder will receive (i) up to $1,000 in cash per $1,000 principal amount of the 2025 Notes and (ii) cash and/or shares of Common Stock, at the Company’s option, for any conversion consideration in excess of $1,000 per $1,000 principal amount of the 2025 Notes converted. In addition, the Company continues to have the ability to set the specified dollar amount per $1,000 principal amount of the 2025 Notes above $1,000 as set forth in the relevant settlement notice for any conversions of 2025 Notes for which the relevant conversion date occurs subsequent to October 13, 2023.
Press Releases
On October 9, 2023, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On October 10, 2023, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the offering of the Notes, the effects of the capped call transactions, the note repurchase transactions or the share repurchase transactions, and the Company’s expectations regarding the expected net proceeds from the Offering and use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Further information on these and other factors that could affect the forward-looking statements in this Current Report on Form 8-K is included in the filings the Company makes with the Securities and Exchange Commission (“SEC”) from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2023 and the Annual Report on Form 10-K for the fiscal year ended January 31, 2023. Copies of these documents may be obtained by visiting the Company’s Investor Relations website at https://investor.pagerduty.com or the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 13, 2023, by and between PagerDuty, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of Global Note, representing PagerDuty, Inc.’s 1.50% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Form of Confirmation for Capped Call Transactions
99.1	Press Release Issued by PagerDuty, Inc. dated October 9, 2023
99.2	Press Release Issued by PagerDuty, Inc. dated October 10, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: October 13, 2023	By:	/s/ Shelley Webb
Shelley Webb
Senior Vice President, Legal, General Counsel, and Secretary